#05-02
FOR IMMEDIATE RELEASE: May 20, 2005

Western Goldfields Submits Application to List on the Toronto Stock Exchange
Research Capital Corporation Retained as Agent on Prospectus Offering in Canada

Reno, Nevada, May 20, 2005 - Western Goldfields, Inc. (OTC BB: WGDF) is pleased to announce that it has filed a preliminary prospectus with the Ontario, Alberta and British Columbia Securities Commissions. Research Capital Corporation, a Toronto-based integrated investment bank, is acting as Agent on the offering and sponsor for the Company’s listing application. Conditional listing approval has not yet been obtained and there can be no assurance that the common shares of Western Goldfields, Inc. will be listed on the Toronto Stock Exchange or any other exchange.

Certain information contained in this news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. However, such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from such forward-looking statements. For a discussion of such risks, uncertainties and other factors, please see "Risk Factors" in our Registration Statement on Form SB-2. The Company disclaims any intent or obligation to update publicly any forward-looking statements set forth herein, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For further information, please contact:
Toby Mancuso, President at (775) 337-9433 ext. 12
Douglas Newby, Executive Vice-President at (646) 879-5970